EX-99.B(e)puaassign

Assignment

Waddell & Reed, Inc. does hereby assign, transfer and convey, and W&R Funds, Inc. ("Fund") does hereby consent to the assignment, transfer and conveyance of, effective June 16, 2003, the Principal Underwriting Agreement between Waddell & Reed, Inc. and the Fund, dated February 8, 1995, to Ivy Funds Distributor, Inc. ("IFDI"), an indirectly owned subsidiary of Waddell & Reed Financial, Inc., the parent company of Waddell & Reed, Inc. Waddell & Reed, Inc. has provided certain undertakings, agreements and guarantees in connection with this assignment as provided in the Guarantee of Performance attached hereto as Exhibit A.

             Executed this 21st day of May, 2003.

Waddell & Reed, Inc.

By:	/s/Michael D. Strohm
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Michael D. Strohm, President

W&R Funds, Inc.

By:	/s/Henry J. Herrmann
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Henry J. Herrmann, President

Accepted:

Ivy Funds Distributor, Inc.

By:             /s/Thomas W. Butch
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             Thomas W. Butch, President

Exhibit A

Guarantee of Performance

Each of the Funds in the W&R Funds, Inc. consent to the assignment by Waddell & Reed, Inc. of the Principal Underwriting Agreement between Waddell & Reed, Inc. and W&R Funds, Inc., to Ivy Funds Distributor, Inc. ("IFDI"), an indirectly owned subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed, Inc. hereby undertakes and agrees that at all times IFDI shall be staffed and adequately supported to assure that IFDI is fully capable of carrying out any and all of its obligations, duties and responsibilities under the Principal Underwriting Agreement assigned to it and hereby further guarantees that IFDI shall perform its obligations, duties and responsibilities in accordance with the terms of the Principal Underwriting Agreement and in accordance with all applicable Federal laws and regulations.

Dated this 21st day of May, 2003.

Waddell & Reed, Inc.

By: /s/Michael D. Strohm
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Michael D. Strohm, President